Exhibit 10.3

VOTING AGREEMENT

by and between

Innoviva, Inc.

and

the stockholder party hereto

Dated as of _______, 2020

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of [______], 2020, between Innoviva, Inc., a Delaware corporation (“Purchaser”), and the undersigned stockholder (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of, and has the sole power to vote (or to direct the voting of) the number of shares of common stock, par value $0.01 per share (the “Common Shares”), of Armata Pharmaceuticals Inc., a Washington corporation (the “Company”), set forth opposite the Stockholder’s name on Schedule I hereto (such Common Shares, together with any other shares of the Company that are acquired by the Stockholder after the date hereof, the “Subject Shares”);

WHEREAS, the Company and Purchaser entered into a Securities Purchase Agreement, dated as of January 27, 2020 (as amended from time to time, the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase, and the Company has agreed to sell, 8,710,800 Common Shares of the Company, together with warrants to purchase an additional 8,710,800 Common Shares of the Company;

WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement requires the affirmative vote of the majority of the votes cast at a duly called meeting of the holders of a majority in voting power of the Common Shares, entitled to vote thereon pursuant to Rules 710 and 713(b) of the New York Stock Exchange American;

WHEREAS, Purchaser and the Stockholder have agreed that the voting power of the Subject Shares will be subject to the restrictions set forth in this Agreement from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”); and

WHEREAS, as an inducement to Purchaser’s willingness to enter into the Purchase Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will each derive substantial benefits through its ownership interests in the Company, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1     Agreement to Vote. Each Stockholder hereby agrees that, during the Voting Period, such Stockholder shall, if a meeting of stockholders of the Company is held, appear at the meeting, in person or by proxy, and vote (or cause to be voted), and if an action is to be taken by written consent in lieu of a meeting, provide a written consent, in respect of all its Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Purchase Agreement and the transactions contemplated thereby, (B) the Charter Amendment, and (C) waiving any notice requirements applicable to the Purchase Agreement or any of the transactions contemplated thereby pursuant to the Company’s organizational documents or applicable Law, and (ii) against (X) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Purchase Agreement, (Y) any Acquisition Proposal and any action in furtherance of any such Acquisition Proposal and (Z) any action, proposal, transaction or agreement that is intended or would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or the Stockholder under this Agreement.

Section 2.2     Grant of Irrevocable Proxy. If requested by Purchaser, each Stockholder shall appoint Purchaser and any designee of Purchaser, and each of them individually, as such Stockholder’s proxy, with full power of substitution and resubstitution, to vote during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1. Each Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. Each Stockholder affirms that any irrevocable proxy given by it with respect to the Purchase Agreement and the transactions contemplated thereby shall be given to Purchaser by such Stockholder to secure the performance of the obligations of such Stockholder under this Agreement. It is agreed that Purchaser (and its officers on behalf of Purchaser) will use the irrevocable proxy that may be granted by the Stockholder only in accordance with applicable Law and that, to the extent Purchaser (and its officers on behalf of Purchaser) uses any such irrevocable proxy, it will only vote the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

Section 2.3     Nature of Irrevocable Proxy. Any proxy granted pursuant to Section 2.2 to Purchaser by a Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by such Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. Any proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of such Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder.

ARTICLE III

COVENANTS

Section 3.1     Subject Shares.

(a)       Each Stockholder agrees that during the Voting Period, it shall not, and shall not commit or agree to, without Purchaser’s prior written consent, (i) directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement, through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement or by operation of Law) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein or (ii) take any action inconsistent with this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby (including by granting of any proxy or power of attorney with respect to the Subject Shares (other than the proxy contemplated by Section 2.2) or agreeing to divest itself of the voting power with respect to its Subject Shares or vote its Subject Shares on any matter in a manner that would be inconsistent with its obligations under this Agreement). Notwithstanding the foregoing, this Section 3(a) shall not prohibit a Transfer of the Subject Shares by the Stockholder to an Affiliate of the Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by all of the terms of this Agreement. Each Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any involuntary transfer of any Subject Shares covered hereby shall occur (including, but not limited to, a sale by any Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b)       In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each Stockholder further agrees that, in the event such Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Common Shares, in each case after the execution of this Agreement, then any such additional Common Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by such Stockholder on the date of this Agreement.

Section 3.2     Capacity. All agreements and understandings made herein shall be made solely in each Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the parties acknowledge that if a Stockholder has a nominee or Affiliate on the Company’s board of directors (the “Board”), the parties agree that (i) such nominee or Affiliate of such Stockholder on the Board (each, a “Stockholder Designee”) shall be free to act in his/her capacity as a director of the Company solely in accordance with his duties to the Company and its stockholders, (ii) nothing herein shall prohibit or restrict any Stockholder Designee from taking any action (or omitting to take any action) in facilitation of the exercise of his/her fiduciary duties pursuant to and in accordance with the Purchase Agreement or otherwise and (iii) no action taken by a Stockholder Designee or the omission by a Stockholder Designee to take any action, acting in his or her capacity as a director of the Company, shall be deemed to be a breach by such Stockholder of this Agreement..

Section 3.3     Other Offers. During the Voting Period, none of the Stockholder or its Affiliates (in their capacity as such) shall, and the Stockholder shall not authorize or permit any of its Representatives to, take any of the following actions: (i) initiate, solicit, facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal, (ii) participate or engage in any negotiations regarding, or furnish any third party any non-public information relating to the Company or its Subsidiaries, in connection with or with a view to induce the making, submission or announcement of an Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal, or (iii) adopt or approve any Acquisition Proposal or enter into any agreement or arrangement (including any letter of intent or agreement in principal) with respect to an Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Purchaser and its Subsidiaries and Representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Affiliates or Representatives of a Stockholder who are acting at such Stockholder’s direction or behalf shall be deemed to be a breach of this Section 3.3 by such Stockholder. The Stockholder shall, and shall cause its Affiliates and Representatives to, cease immediately and cause to be terminated any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal.

Section 3.4     Communications. During the Voting Period, each Stockholder shall not, and shall use its commercially reasonable efforts to cause its Representatives, if any, not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Purchase Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Purchaser, provided that the foregoing shall not limit or affect any actions taken by such Stockholder that would be permitted to be taken by the Company pursuant to the terms of the Purchase Agreement or any Affiliate of such Stockholder who is a director, officer or employee of the Company from taking any action in his or her capacity as a director, officer or employee of the Company, including making any filings with the SEC in connection with the Purchase Agreement or any of the transactions contemplated thereby. Each Stockholder hereby consents to and authorizes the publication and disclosure by Purchaser and the Company in any publicly filed documents relating to the Purchase Agreement or the transactions contemplated thereby of: (a) such Stockholder’s identity; (b) such Stockholder’s ownership of the Subject Shares; and (c) the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Purchaser or the Company reasonably determine to be necessary in any SEC disclosure document in connection with the Purchase Agreement or any transactions contemplated thereby.

Section 3.5     Voting Trusts. Each Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder hereby represents and warrants to Purchaser as follows:

Section 4.1     Due Authorization, etc. Such Stockholder is an entity duly organized, validly existing and in good standing under the Laws of its State of organization. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforcement is limited by the General Enforceability Exceptions.

Section 4.2     Ownership of Shares. Schedule I hereto sets forth opposite such Stockholder’s name the Common Shares over which such Stockholder has record and beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the lawful owner of the Common Shares denoted as being owned by such Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Common Shares and the sole power to dispose of or cause to be disposed such Common Shares. Such Stockholder has good and valid title to the Common Shares denoted as being owned by such Stockholder on Schedule I hereto.

Section 4.3     No Conflicts. Except as contemplated by the Purchase Agreement and for the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a) no filing with any Governmental Entity is necessary for the execution of this Agreement by such Stockholder and (b) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any of the organizational documents of such Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract to which such Stockholder is a party or by which such Stockholder or any of the Subject Shares or its assets may be bound, or (iii) violate any Law, except for any of the foregoing as would not reasonably be expected to impair such Stockholder’s ability to perform any of its obligations under this Agreement.

Section 4.4     Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Purchaser or the Company in respect of this Agreement based upon any Contract made by or on behalf of such Stockholder, solely in such Stockholder’s capacity as a stockholder of the Company.

Section 4.5     No Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Purchaser

Purchaser hereby represents and warrants to the Stockholder as follows:

Section 5.1     Due Organization, etc. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by each of the Stockholder Parties) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent enforcement is limited by the General Enforceability Exceptions.

Section 5.2     No Conflicts. Except as contemplated by the Purchase Agreement and for the applicable requirements of the Exchange Act, (a) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Purchaser and (b) none of the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Purchaser, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract to which Purchaser is a party or by which Purchaser or any of its assets may be bound or (iii) violate any Law, except for any of the foregoing as would not reasonably be expected to impair Purchaser’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

Section 6.1     Termination. This Agreement shall automatically terminate, and neither Purchaser nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of Purchaser and the Stockholder; (b) the Second Closing; or (c) the termination of the Purchase Agreement in accordance with its terms. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that, subject to Section 7.11, the termination of this Agreement shall not relieve either party to this Agreement from liability for such party’s intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be deemed to constitute a waiver, modification or amendment to any rights or remedies any party may have under the Purchase Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1     Further Actions. Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any and all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

Section 7.2     Fees and Expenses. Except as otherwise specifically provided herein or in the Purchase Agreement, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 7.3     Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. At any time during the Voting Period, any party hereto may (a) for the benefit of the other parties hereto extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 7.4     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a party as may be specified by like notice):

If to Purchaser, to:

Innoviva, Inc.
1350 Old Bayshore Highway Suite 400
Burlingame, CA 94010
Attention: Chief Executive Officer
Email: Geoffrey.hulme@inva.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn: Russell Leaf

          Jared Fertman

Tel: (212) 728-8593

        (212) 728-8670

Email: rleaf@willkie.com

           jfertman@willkie.com

If to Stockholder: At the address set forth next to the name of Stockholder on the signature pages hereto.

Section 7.5     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement..

Section 7.6     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.7     Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent, Purchaser may assign all or any of its rights and obligations hereunder to any of its Subsidiaries or Affiliates that assume the rights and obligations of Purchaser under the Purchase Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, each Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of such Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors and assigns, and each Stockholder agrees to take all commercially actions necessary to effect the foregoing.

Section 7.8     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Notwithstanding the foregoing, the Company shall be an express third party beneficiary solely of the provisions of Section 3.4 hereof. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.3 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date (except the Company solely with respect to Section 3.4 hereof).

Section 7.9     Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 7.10     Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 7.11     Specific Performance. Each Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Purchaser shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be deemed to constitute a waiver, modification or amendment to any rights or remedies any party may have under the Purchase Agreement.

Section 7.12     Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

Section 7.13     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 7.15     Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

[signature page follows]

IN WITNESS WHEREOF, Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

INNOVIVA, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]

Schedule I
Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares

Total: